                        CLARK USA, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 12.1
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                         NINE MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                         ----------------------------------------------  ------------------
                          1992      1993     1994      1995      1996      1996      1997
                         -------  --------  -------  --------  --------  --------  --------
Earnings Available for
 Fixed Charges
  Pretax earnings from
   continuing operations $ 2,382  ($10,652) $11,793  ($58,977) ($69,284) ($46,616) $ 36,921
  Fixed charges           50,792    58,994   62,469    70,894    96,816    72,382    74,642
  Capitalized interest    (5,108)   (2,776)  (2,409)   (1,404)   (1,033)     (754)     (972)
  Other (a)                  182       197     (468)   (1,413)     (136)     (139)     (103)
                         -------  --------  -------  --------  --------  --------  --------
                         $48,248   $45,763  $71,385   $ 9,100   $36,353   $24,873  $110,488
                         =======  ========  =======  ========  ========  ========  ========
Fixed Charges
  Gross interest expense
   (b)                   $49,444   $56,327  $58,389   $67,461   $91,309   $68,288  $ 70,394
  Interest factor
   attributable to rent
   expense                 1,348     2,667    4,100     3,433     5,507     4,094     4,248
                         -------  --------  -------  --------  --------  --------  --------
                         $50,792   $58,994  $62,469   $70,894   $96,816   $72,382  $ 74,642
                         =======  ========  =======  ========  ========  ========  ========
Ratio of Earnings to
 Fixed Charges              0.95x     0.78x    1.14x     0.13x     0.38x     0.34x     1.48x
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(a) Represents adjustments to recognize only distributed earnings for less than
    50% owned companies accounted for under the equity method.
(b) Represents interest expense on long-term and short-term debt and amortization of debt discount and debt issue costs.